UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 30, 2012

SAKS INCORPORATED

Tennessee	1-13113	62-0331040
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12 East 49th Street, New York, New York 10017

(212) 940-5305

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The annual meeting of the shareholders of Saks Incorporated (the “Company”) was held on May 30, 2012 (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders voted to approve the Company’s 2012 Senior Executive Bonus Plan (the “Bonus Plan”). A description of the terms and conditions of the Bonus Plan is set forth in the Company’s 2012 Proxy Statement, filed with the Securities and Exchange Commission on April 27, 2012 (the “Proxy Statement”), under “Proposal 3. Approval of the Saks Incorporated 2012 Senior Executive Bonus Plan,” and such description is incorporated herein by reference. The descriptions set forth herein and in the Proxy Statement are summaries only and are qualified in their entirety by the full text of the Bonus Plan, a copy of which is incorporated by reference to Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.07.    Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the following proposals were considered:

(1)	The election of eight directors to serve until the 2013 annual meeting of shareholders;

(2)	The ratification of the selection of PricewaterhouseCoopers LLP as the Company’s registered independent public accounting firm for the fiscal year ending February 2, 2013;

(3)	The approval of the Company’s 2012 Senior Executive Bonus Plan; and

(4)	The shareholder proposal concerning cumulative voting for the election of directors.

The final voting results for each proposal are described below. For beneficial owners holding the Company’s common stock at a bank or brokerage institution, a “broker non-vote” occurred if the owner failed to give voting instructions, and the bank or broker was otherwise restricted from voting on the owner’s behalf.

1.    Election of directors:

	For	Withhold	Broker Non-Votes
Robert B. Carter	114,076,667	175,026	7,692,072
Michael S. Gross	94,581,250	19,670,443	7,692,072
Donald E. Hess	114,049,003	202,690	7,692,072
Marguerite W. Kondracke	114,046,997	204,696	7,692,072
Jerry W. Levin	114,071,308	180,385	7,692,072
Nora P. McAniff	114,085,858	165,835	7,692,072
Stephen I. Sadove	113,690,578	561,115	7,692,072
Jack L. Stahl	114,090,489	161,204	7,692,072

	7,692,0720000	7,692,0720000	7,692,0720000	7,692,0720000
		For	Against	Abstentions
2.	Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2012:	121,519,971	302,094	121,700

	7,692,072	7,692,072	7,692,072	7,692,072	7,692,072
		For	Against	Abstentions	Broker Non-Votes
3.	Proposal to approve the Company’s 2012 Senior Executive Bonus Plan:	113,254,638	817,398	179,657	7,692,072

	7,692,0722	7,692,0722	7,692,0722	7,692,0722	7,692,0722
		For	Against	Abstentions	Broker Non-Votes
4.	Shareholder proposal regarding cumulative voting in the election of the Company’s directors:	25,148,254	82,397,327	6,706,112	7,692,072

Item 8.01.    Other Events.

On May 31, 2012, the Company’s Board of Directors approved changes to the director compensation arrangements for non-employee directors of the Company. The following is a summary of the currently effective compensation arrangements for the Company’s non-employee directors:

•	Each non-employee director receives an annual fee of $90,000.

•

The chairpersons of the Company’s Audit Committee, Human Resources and Compensation Committee, Finance Committee and Corporate Governance Committee receive an additional annual fee of $20,000, $15,000, $10,000 and $25,000, respectively.

•

Immediately following each annual meeting of shareholders, each non-employee director who is then incumbent is granted $90,000 in restricted Company common stock. The number of shares awarded is determined by using the closing stock price on the date of grant. The award vests fully on the first anniversary of the grant date. Should a director resign from the Board mid-term, a pro rata portion of the shares would vest for time served from the annual shareholders’ meeting date to the date of resignation. Directors may elect to defer awards of restricted stock into the Company’s Deferred Compensation Plan.

•	Meeting attendance fees have been eliminated except in unusual or extraordinary circumstances.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits.

See Exhibit Index immediately following signature page.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 4, 2012	SAKS INCORPORATED

	By:	/s/ Ann Robertson
	Name: Title:	Ann Robertson Associate General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Saks Incorporated 2012 Senior Executive Bonus Plan (incorporated by reference to Attachment A to Saks Incorporated’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 27, 2012).